                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    Rochester Gas and Electric Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

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Notes:

               [LOGO of Rochester Gas and Electric Corporation]


                     Rochester Gas and Electric Corporation
                   89 East Avenue . Rochester, NY 14649-0001
                                 (716) 546-2700


                     ======================================
                            NOTICE OF ANNUAL MEETING
                           OF SHAREHOLDERS TO BE HELD
                                 APRIL 16, 1997
                     ======================================

     We would like to invite you to attend our 1997 annual meeting of shareholders. This year the meeting will be held at the Rochester Riverside Convention Center on Wednesday, April 16, 1997 at 11 A.M. The convention center is located at 123 East Main Street in downtown Rochester, New York.

     The meeting is being held to consider and take action upon the following:

     1. Election of four Class II directors to serve for three-year terms expiring in 2000;

     2.  Approval of the 1996 Performance Stock Option Plan;

and to transact any other business properly brought before the meeting or any adjournments.

     Common shareholders of record at the close of business on February 25, 1997 are entitled to notice of and to vote on all matters at the meeting.

     The proxy statement accompanying this notice contains information of importance to you as a shareholder. We urge you to review this information and sign and return your proxy in the enclosed envelope.

                              By order of the Board of Directors,


                              Roger W. Kober
                              Chairman of the Board and
                                 Chief Executive Officer

                              David C. Heiligman
                              Vice President and
                                 Corporate Secretary

March 4, 1997


                ===============================================
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
                   PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY
                ===============================================

                     Rochester Gas and Electric Corporation
                   89 East Avenue . Rochester, NY 14649-0001
                                 (716) 546-2700


                                ===============
                                PROXY STATEMENT
                                ===============


General

   The enclosed proxy is solicited by the Board of Directors of Rochester Gas and Electric Corporation (Company) for voting at the annual meeting of shareholders on April 16, 1997, or at any adjournments thereof. Shareholders may revoke their proxies at any time before they are voted.

   Common shareholders of record at the close of business on February 25, 1997 are entitled to notice of the meeting. Each share is entitled to one vote on each matter presented at the meeting. As of February 25, 1997, the Company had outstanding 38,851,464 shares of Common Stock.

Voting of Proxies

   The enclosed proxy is for shares of Common Stock held in your name. The proxy includes any shares held for you under the Automatic Dividend Reinvestment and Stock Purchase Plan (ADRP) as a shareholder, as well as your RG&E Savings Plus Plan or Employee Stock Ownership Plan (ESOP) shares if you are an employee. Your shares will be voted in accordance with your instructions on the proxy. If you sign and return a proxy but do not provide voting instructions, your shares will be voted for the election of nominees for directors and for the proposal. If you are an RG&E Savings Plus Plan participant and you do not vote the shares credited to your Savings Plus account, the trustee will vote the shares in the same proportion as shares voted by other participants in the Plan. If you are an ADRP or ESOP participant, your shares will not be voted unless you return a proxy.

   Under the Company's bylaws, a majority of the shares entitled to vote must be present in person or represented by proxy before any action can be taken at the meeting. The election of the nominees for directors will be decided by plurality vote. The 1996 Performance Stock Option Plan proposal requires the affirmative vote of a majority of the votes cast at the meeting. Shareholder proxies will be received and tabulated by an independent agent, and the vote will be certified by an independent Inspector of Election. If a shareholder withholds a vote for one or more directors, the shares will be counted in determining the quorum for the meeting but will not be counted in determining the votes for those directors. If a shareholder holds shares in a broker account and has given specific instructions, the shares will be voted in accordance with those instructions. If no voting instructions are given, under New York Stock Exchange rules the broker may exercise discretionary authority and vote for the Board of Directors nominees. However, the broker may not vote on the proposal without instructions from the shareholder.

Election of Directors

   The Board of Directors presently consists of fourteen members divided into three classes designated as Class I, Class II and Class III with terms expiring at the 1999, 1997 and 1998 annual meetings, respectively. Three incumbent Class II directors, namely Messrs. Levinson, Richardson and Rose, will be retiring from the Board at the annual meeting on April 16, 1997. After the meeting, there will be four members each in Class I and Class II and three members in Class III pursuant to a Bylaw requirement that the classes be as nearly equal in number as possible.

   There are four nominees standing for election as Class II directors for a three-year term expiring at the 2000 annual meeting. The following identify the nominees standing for election and the continuing directors, including principal occupation and business experience for at least five years.

Nominees - Class II
For Term Expiring in 2000

Allan E. Dugan, age 56, has served as Senior Vice President, Corporate Strategic Services, Xerox Corporation (provider of document products and services) since February 1992. Prior to assuming his current position, Mr. Dugan was Senior Vice President and General Manager, Manufacturing Operations Worldwide. Mr. Dugan has been a director of the Company since 1991.

Charles I. Plosser, age 48, has served as Dean (since January 1993) and John M. Olin Distinguished Professor of Economics and Public Policy (since 1991) of the William E. Simon Graduate School of Business Administration, University of Rochester. He has been a director of the Company since October 1996.

Thomas S. Richards, age 53, has been President and Chief Operating Officer of the Company since March 1996. Mr. Richards was Senior Vice President, Energy Services from August 1995 to March 1996, Senior Vice President, Corporate Services and General Counsel from August 1994 to August 1995, Senior Vice President, Finance and General Counsel from October 1993 to August 1994 and General Counsel from October 1991 to October 1993. Previous to joining the Company in October 1991, Mr. Richards was an attorney with the law firm of Nixon, Hargrave, Devans & Doyle. He has been a director of the Company since April 1996.

Nancy J. Woodhull, age 52, has been Senior Vice President of The Freedom Forum (a journalism foundation) since January 1996. She was President of Nancy Woodhull & Associates Inc. (a media education and management consulting business) from January 1991 to January 1996. Ms. Woodhull previously held several executive positions in the journalism field and was a founding editor of USA TODAY. She has been a director of the Company since July 1996.

Continuing Directors - Class III
Term Expiring in 1998

Angelo J. Chiarella, age 63, serves as President and Chief Executive Officer of Midtown Holdings Corp. (real estate development and leasing), a position he has held since 1971. He is a director of Transmation, Inc. and has been a director of the Company since 1992.

Jay T. Holmes, age 54, has been an attorney and commercial arbitrator since May 1996. He served as Executive Vice President and Chief Administrative Officer of Bausch & Lomb Incorporated from March 1995 until his retirement in May 1996. Mr Holmes previously held numerous executive positions at Bausch & Lomb, serving as Senior Vice President and Chief Administrative Officer from November 1994 to March 1995 and as Senior Vice President - Corporate Affairs and Secretary from 1983 until November 1994. Mr. Holmes has been a director of the Company since 1992.

Cornelius J. Murphy, age 66, has served as Senior Vice President of Goodrich & Sherwood Company (management consulting and human resource services) since 1990. Prior to assuming his current responsibilities, Mr. Murphy held a number of senior management positions at Eastman Kodak Company, where he served as Senior Vice President and Project Manager, Office of the Chief Executive until March 1989. He is a director of Transmation, Inc. and has been a director of the Company since 1981.

Continuing Directors - Class I
Term Expiring in 1999

William Balderston III, age 69, served as Executive Vice President of The Chase Manhattan Corporation (bank holding company) from August 1991 until his retirement in December 1993. Mr. Balderston previously held numerous executive positions at Chase Lincoln First Bank, a former subsidiary of The Chase Manhattan Corporation, serving as Vice Chairman to January 1993, as President and Chief Executive Officer from January 1991 to September 1991 and as Chairman of the Board, Chief Executive Officer and President from July 1986 to January 1991. He is a director of Bausch & Lomb Incorporated and Home Properties of New York, Inc. Mr. Balderston has been a director of the Company since 1982.

Samuel T. Hubbard, Jr., age 47, has served as President and Chief Executive Officer of The Alling and Cory Company (a wholesale distributor of fine printing paper, industrial and business products) since 1986. Prior to joining Alling and Cory, Mr. Hubbard held various management positions with Chase Lincoln First Bank, a former subsidiary of The Chase Manhattan Corporation. He is a director of First Empire Corporation and the Genesee Corporation.

Roger W. Kober, age 63, has been Chairman of the Board and Chief Executive Officer of the Company since March 1996. Mr. Kober served as Chairman of the Board, President and Chief Executive Officer from January 1992 to March 1996.
He was President and Chief Executive Officer of the Company from June 1991 to January 1992 and President and Chief Operating Officer from December 1988 to June 1991. Mr. Kober is a director of Home Properties of New York, Inc. He has been a director of the Company since 1988.

Constance M. Mitchell, age 68, was Program Director of the Industrial Management Council of Rochester, New York, Inc. until her retirement in June 1989. She previously served as Community Relations Coordinator of the Industrial Management Council. Mrs. Mitchell serves as a board member or officer of numerous civic and philanthropic organizations, including the Urban League of Rochester and United Way of Greater Rochester. Mrs. Mitchell has been a director of the Company since 1981.

Security Ownership of Management

   The following table shows beneficial ownership of the Company's Common Stock as of February 1, 1997 for each director and nominee, as well as each executive officer named in the Summary Compensation Table. No director, nominee or executive officer beneficially owns over .03% of the outstanding shares, and the total beneficially owned by all directors, nominees and executive officers as a group represents .12% of the shares outstanding.

                                                                               Total Shares of
                                    Shares of                 Accrued          Common Stock and
                                   Common Stock             Common Stock         Common Stock
Name of Beneficial Owner     Beneficially Owned /(1)/  Equivalent Units /(2)/  Equivalent Units
William Balderston III                1,291                     7,407                8,698
Angelo J. Chiarella                   1,461                     7,937                9,398
Allan E. Dugan                          300                     3,899                4,199
Jay T. Holmes                           600                     7,789                8,389
Samuel T. Hubbard, Jr.                  400                     1,248                1,648
Roger W. Kober                       10,469                    16,645               27,114
Theodore L. Levinson                  1,100                     8,606                9,706
Robert C. Mecredy                     4,366                     3,408                7,774
Constance M. Mitchell                   210                     8,879                9,089
Cornelius J. Murphy                   3,058                    10,461               13,519
Charles I. Plosser                      100                     1,352                1,452
Thomas S. Richards                    3,654                     8,092               11,746
Arthur M. Richardson                    200                     9,765                9,965
M. Richard Rose                         804                     9,841               10,645
Robert E. Smith                       5,337                     7,151               12,488
J. Burt Stokes                        2,343                     6,704                9,047
Nancy J. Woodhull                       200                     1,226                1,426

All Directors, Nominees
and Executive Officers as
a group (22 Individuals)             46,917                   131,800              178,717

(1) Includes shares over which the director, nominee or executive officer has direct or indirect voting or investment power, as well as indirect family holdings of which the following persons disclaim beneficial ownership: Mr. Chiarella, 259 shares and Mr. Kober, 6,044 shares.

(2) Includes Common Stock equivalent units accrued under the Company's Long Term Incentive Plan, 401(k) Restoration Plan, Directors' Deferred Compensation Plan and Deferred Stock Unit Plan for Non-Employee Directors for which the director, nominee or executive officer does not have voting rights.

   Directors and officers of the Company are required by Section 16 of the Securities Exchange Act of 1934 to file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based upon a review of the records furnished to the Company for 1996, all required reports were filed in a timely manner except for an inadvertent late filing relating to the sale of 137 shares of Common Stock owned by the wife of Wilfred J. Schrouder, an officer.

Meetings and Standing Committees of the Board of Directors

   The Board of Directors met eleven times during 1996. All nominees attended at least 75% of the total meetings of the Board and the committees on which they served.

   Executive and Finance Committee. The Executive and Finance Committee, with certain exceptions, possesses all of the authority of the Board of Directors. During 1996, the Committee met four times. Messrs. Balderston, Dugan, Kober, Murphy, Richards and Richardson (Chairman) are currently members of the Committee.

   Audit Committee. It is the function of the Audit Committee to monitor on behalf of the Board of Directors the integrity of the Company's financial statements and its financial reporting process. In pursuit of this function, the Committee monitors the systems of internal control which management has established to safeguard the assets of the Company and the internal policies and procedures that exist to provide that the Company is in compliance with all applicable laws, regulations and ethical business practices. The Committee also recommends to the Board the independent accounting firm to be retained by the Company for the ensuing year, reviews the results of the accounting firm's examination of the Company's financial statements and recommends any action deemed necessary. During 1996, the Committee met four times. Messrs. Chiarella, Dugan, Hubbard, Levinson, Rose and Mrs. Mitchell (Chairman) are currently members of the Committee.

   Committee on Management. The Committee on Management is responsible for the review and recommendation to the Board of the Company's executive compensation and benefits program, including awards under the Company's annual Executive Incentive Plan, Long Term Incentive Plan and the Performance Stock Option Plan. The Committee sets the compensation of the Chief Executive Officer and reviews the compensation levels of members of management proposed by the Chief Executive Officer. The Committee reviews organizational structure, corporate goals and objectives and management development, including management succession. During 1996, the Committee met five times. Messrs. Balderston, Murphy (Chairman), Richardson and Rose are currently members of the Committee.

   Committee on Directors. The Committee on Directors is responsible for all matters relating to directors, including evaluation of director performance, director compensation, director succession and corporate governance issues. The Committee recommends to the Board of Directors candidates to be nominated for election as directors at the annual meeting of shareholders and to fill any vacancies on the Board. During 1996, the Committee met four times. Messrs. Balderston, Holmes (Chairman), Richardson and Mrs. Mitchell are currently members of the Committee. Shareholders wishing to recommend candidates for nomination to the Board should submit in writing to the Secretary of the Company the name of the nominee, a statement of qualifications and the written consent of the person so named. Suggestions received prior to October 1, 1997 will be considered by the Committee when recommending nominees for election at the 1998 annual meeting of shareholders.

Report of the Committee on Management on Executive Compensation

   The Committee on Management is appointed by the Board of Directors of the Company. Its objective is to assure that executive compensation is fair and reasonable to customers, shareholders and employees by providing competitive compensation linked to the achievement of Company goals. The Committee provides to the Board a detailed review of all aspects of compensation for the senior officer positions and the Executive Leadership Team. Members of the Committee and other members of the Board are available to meet with the management team or with individual members of management to discuss Company matters as needed.

   The Committee has procured the services of a compensation consulting firm to advise the Committee on the reasonableness of compensation paid to senior officers of the Company as compared to the external market for executives, including both utility companies and general industry. To facilitate this process, the Committee has sponsored three consultant studies regarding executive compensation in the last nine years. The studies indicated that Company executive compensation levels were below the average for comparable utility companies, and based on the studies, the Committee adjusted the Company's compensation objectives to the targets discussed below. The studies also facilitated establishment of short and long term incentive programs.

   Components of Compensation. The executive compensation program consists of four components. The first component is base salary, which is predicated on competitive market conditions, positional qualifications, including years of experience, and the individual performance level of the executive. The Company's target base compensation objective for its top five executive positions is to be fully competitive with utility companies in the Edison Electric Institute (EEI) revenue class of $600 million to $2 billion (29 companies) in the second highest paid quartile of this class. The average base pay for RG&E's executives in 1996 was 1.7% below the median base pay of the companies participating in the EEI salary comparison group.

   The second component is annual incentive compensation. A substantial portion of the annual compensation of each officer relates to, and is contingent upon, the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each officer's total potential compensation is variable.

   The Company established an Executive Incentive Plan in 1992, which provides for the payment of annual performance bonus awards to key employees of the Company if established performance objectives are met. Awards may range from 5% to 25% of the midpoint of a participant's salary grade, and the amount of an award earned, if any, will depend upon the level of the performance goal met.
If certain exceptional performance is achieved, awards could be doubled. Performance goals are established annually by the Committee on Management and approved by the Board of Directors. The annual award will be paid in cash in the year following the year in which it was earned.

   The Executive Incentive Plan objectives for 1996 consisted of three categories: (1) Shareholder Satisfaction, (2) Customer Satisfaction, and (3) Employee Effectiveness. Each category was given equal weight in the performance objectives. The Committee monitored the Company's performance regarding the Plan's objectives throughout the year. Based upon 1996 performance results, the computations of which were reviewed by the Company's independent auditors, the Company's achievement of its combined objectives set under the Plan: (1) Return on Net Assets; (2) Residential and Business Customer Assessment scores; and (3) Employee Effectiveness Index resulted in an Executive Incentive Plan payout. Members of the Executive Management Team (four employees) and the Executive Leadership Team (twenty employees) participated in the 1996 Plan. The bonus awards for 1996, as reported in the Summary Compensation Table, reflect the achievement of earning 72.2% of the Targeted Plan Award for 1996, as determined by the Committee and as approved by the Board of Directors. Twenty percent of the bonus awards was based upon the achievement of individual performance objectives.

   The third component of executive compensation is long term incentive compensation, which is designed to ensure the continuing success of the Company and is directly tied to the Company's Common Stock performance. The Company established a Long Term Incentive Plan (LTIP) in 1993. The Committee may recommend to the Board of Directors the granting of annual awards to key employees of 500 to 4,000 Performance Shares based on the participant's salary grade. The

Performance Shares are RG&E Common Stock equivalents and will accumulate reinvested dividends over a three-year performance cycle (for phase-in purposes, the first performance cycle was two years). Modifications to the LTIP to include a financial performance measurement were approved by the Board of Directors in August of 1996. In addition to the Edison Electric Institute 100 Index of investor-owned electric utilities (EEI 100 Index), the Plan will take into consideration the Company's performance with Return on Net Assets as compared to a pre-established target goal identified in the Corporate Business Plan. At the end of the three-year performance cycle, the Company's three-year annualized shareholder return on Common Stock will be ranked with the companies which comprise the EEI 100 Index. The Committee on Management may award from 0% to 200% of each participant's Performance Share Account based on the Company's ranking in the peer comparison and the Return on Net Assets results. The number of Performance Shares payable to a participant will be valued based on the average of the closing price of RG&E Common Stock during December of the year prior to the awarding of such shares. Awards granted under the LTIP are paid in cash. Participants are expected to invest the after-tax proceeds in shares of the Company's Common Stock and to retain the shares for a period of at least three years.

   The second LTIP performance cycle concluded in December 1996. The total shareholder return during the three-year performance cycle, as compared to the EEI 100 Index, placed RG&E in 88th position out of 97 companies. Based upon RG&E's relative performance compared to the EEI 100 Index, it was determined that no payout be made based on the three-year annualized shareholder return on Common Stock. However, the Company did achieve a Return on Net Assets of 10.0%, which was above the target goal established in the Corporate Business Plan. Therefore, the Committee on Management recommended to the Board of Directors a 41.5% payout be made for 1996 for Performance Shares that were granted in 1994. These awards were grossed up to cover federal and state income taxes, as reported in the Summary Compensation Table.

   The Company's total executive compensation objective for its top five executive positions is to be fully competitive at the target level of the salary comparison group. Total compensation is defined as the combination of base salary and short and long term incentives. With a 72.2% Executive Incentive Plan payout in 1996 and a Long Term Incentive Plan payout of 41.5% for the performance cycle ending in 1996, the average total compensation for RG&E's top five executives is 14.6% below the median of the EEI salary comparison group. Had a target Executive Incentive Plan award and 100% award for the Long Term Incentive Plan been earned, the average total compensation for RG&E's top five executives would have been 8.8% below the median of the same comparison group.

   In 1996, a fourth component to executive compensation, a Performance Stock Option Plan, was established, subject to shareholder approval at the annual meeting. The Stock Option Plan allows the granting of stock options to key executives over a ten-year Plan period ending December 31, 2006. The stock options are designed to further align management's incentives with the interests of the Corporation's shareholders and to reward executives for significant increases in shareholder value. The Stock Option Plan was designed to motivate management to increase shareholder value over the long-term. The full benefit of the compensation package to each executive cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, consideration is given to competitive practices and the duties and scope of responsibilities of each executive position. In January 1997, the Committee recommended to the Board of Directors the stock option awards as reported in the 1996 Performance Stock Option Plan table.

   Chief Executive Officer Compensation. With respect to Mr. Kober's base salary for 1996, the Committee assessed his overall leadership of the Company, including the continued implementation and adherence to a long range comprehensive business plan to appropriately position the Company in the competitive and rapidly changing utility environment of the 1990s, his effectiveness in leading the corporation through this transition, continued emphasis on employee effectiveness, the depth of his experience and his job performance. Results reflecting improved overall customer satisfaction will be a critical component in retaining and acquiring customers in the new competitive marketplace. Mr. Kober has also led efforts to reorganize the Company to better meet the competitive future. These efforts include the direct hiring of several key senior executives as well as filling other critical leadership positions throughout the Company.

   The Board of Directors was favorably impressed with Mr. Kober's performance and achievement in 1995. The Board opted to increase Mr. Kober's base pay for 1996 by 10.0%. This represented the first base pay increase since January of 1994 for Mr. Kober. As a result, Mr. Kober's base pay for 1996 is 9.4% below the median of the EEI salary comparison group. Mr. Kober's 1996 performance will be reviewed by the Board in March of 1997. Any approved base salary adjustment will be made at that time and will be reported in the 1998 proxy statement.

   As Mr. Kober received an annual Executive Incentive Plan payout and a long term bonus for 1996, his total compensation is 23.3% below the median of the EEI salary comparison group. Had Mr. Kober received the target award for both of these plans, his total compensation would have been 17.7% below the median of the same comparison group.

   Mr. Kober was granted 4,000 Performance Shares in 1996 under the Long Term Incentive Plan which was previously summarized. The performance cycle for these shares will end on December 31, 1998 and will be evaluated at end of cycle, as previously summarized.

   With shareholder approval of the 1996 Performance Stock Option Plan, Mr. Kober will be granted 76,684 performance contingent stock options at $19.0625 per share based upon the average closing price of RG&E Common Stock on January 22, 1997. These options will become 50% vested at an exercise price of $25 per share, 75% vested at $30 per share and 100% vested at $35 per share. The maximum value of these options will be realized upon the achievement of a 75% improvement in shareholder value. The vesting of these options will occur incrementally as shareholder value increases.

   Performance shares under the Long Term Incentive Plan and the Performance Stock Option Plan link executive compensation directly with shareholder interest since both the targets and the payouts are measured in terms of shareholder value.

                                    Committee on Management

                                    Cornelius J. Murphy, Chairman
                                    William Balderston III
                                    Arthur M. Richardson
                                    M. Richard Rose

Executive Compensation

   Executive Officers. The following tables show the compensation earned by the Company's chief executive officer and each of its four highest compensated executive officers over the past three years.

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------
                                                          Annual                Long Term
                                                       Compensation            Compensation
                                                  -----------------------------------------     All Other
                                                   Salary        Bonus         LTIP Payouts    Compensation
 Name and Principal Position        Fiscal Year      ($)        ($) (1)          ($) (2)         ($) (3)
-----------------------------------------------------------------------------------------------------------
ROGER W. KOBER                         1996        391,735       68,467           83,707           9,793
Chairman of the Board and              1995        361,647         0                0              9,041
Chief Executive Officer (4)            1994        361,647      133,586            N/A             9,041

THOMAS S. RICHARDS                     1996        223,825       37,265           41,853           5,596
President and                          1995        191,852         0                0              4,796
Chief Operating Officer (5)            1994        191,852       53,274            N/A             4,796

ROBERT E. SMITH                        1996        217,689       27,305           41,853           5,442
Senior Vice President,                 1995        208,975         0                0              5,224
Energy Operations                      1994        208,943       53,274            N/A             5,224

J. BURT STOKES                         1996        190,000       27,305           41,853           4,750
Senior Vice President,                 1995          N/A          N/A              N/A              N/A
Corporate Services and                 1994          N/A          N/A              N/A              N/A
Chief Financial Officer (6)

ROBERT C. MECREDY                      1996        151,330       15,302           20,927           3,783
Vice President,                        1995        144,120       12,598             0              3,603
Nuclear Operations                     1994        138,578       30,466            N/A             3,465
-----------------------------------------------------------------------------------------------------------

N/A - Not Applicable

(1) Pursuant to the Executive Incentive Plan guidelines, the amount of annual awards depends upon the level of achievement of one-year goals. If performance is below a minimal level, no award is earned. Actual amounts of annual awards earned under the plan are shown.

(2) Pursuant to the Long Term Incentive Plan guidelines, the amount of annual awards depends upon the total shareholder return over a three-year period (two years in first performance cycle) ending in 1996, as compared to the companies which comprise the Edison Electric Institute 100 Index of investor-owned electric utilities. The Board of Directors approved a modification to the Plan in August 1996. The Plan was modified to include a financial performance measurement which compares the Company's Return on Net Assets against a pre-established target goal identified in the Corporate Business Plan. The table reports actual amounts earned at the end of the performance cycle, grossed up to cover federal and state income taxes. Awards granted under the Plan are paid in cash. Participants are expected to invest the after-tax proceeds in shares of the Company's Common Stock and to retain the shares for a period of at least three years.

(3) Company contributions to RG&E Savings Plus Plan, 401(k), and the 401(k) Restoration Plan.

(4) In March 1996, Mr. Kober assumed the position of Chairman of the Board and Chief Executive Officer.

(5) In March 1996, Mr. Richards was promoted to President and Chief Operating Officer.

(6) Mr. Stokes was employed by the Company on January 2, 1996.


          Long Term Incentive Plan - Grants in Last Fiscal Year (1996)

---------------------------------------------------------------------------------------------------
                                                                   Estimated Future Payouts
                                                                 Under Non-Stock Price-Based
                                                                             Plans
---------------------------------------------------------------------------------------------------
                                 Number of
                                  Common      Performance
                                   Stock        or Other
                                Equivalent    Period Until
Name and                           Units       Maturation    Threshold      Target        Maximum
Principal Position                  (1)        or Payout       (No.)         (No.)         (No.)
---------------------------------------------------------------------------------------------------
ROGER W. KOBER                     4,000        3 Years      0 - 3,999       4,000         8,000
Chairman of the Board and
Chief Executive Officer

THOMAS S. RICHARDS                 2,750        3 Years      0 - 2,749       2,750         5,500
President and
Chief Operating Officer (2)

ROBERT E. SMITH                    2,000        3 Years      0 - 1,999       2,000         4,000
Senior Vice President,
Energy Operations

J. BURT STOKES                     2,000        3 Years      0 - 1,999       2,000         4,000
Senior Vice President,
Corporate Services and
Chief Financial Officer

ROBERT C. MECREDY                  1,000        3 Years      0 -   999       1,000         2,000
Vice President,
Nuclear Operations
---------------------------------------------------------------------------------------------------

(1) Pursuant to the Long Term Incentive Plan, in January 1996 officers were granted a specific number of Performance Shares based upon their salary grade. Each Performance Share is deemed to be equivalent to one share of RG&E Common Stock. Stock dividend equivalents will be deemed to be paid and reinvested during the length of a performance cycle. The Committee on Management may award from 0% to 200% of each officer's Performance Share Account at the end of a three-year performance cycle (1998 for this cycle) based on the Company's ranking against the Edison Electric Institute 100 Index of investor-owned electric utilities for total shareholder return on a three-year annualized basis and the Company's Return on Net Assets compared to a pre-established target goal identified in the Corporate Business Plan. The number of shares payable, if any, will be based on the average closing price of RG&E Common Stock for December 1998. Any award will be paid in cash by March 1, 1999. Participants are expected to invest the after-tax proceeds of any award in shares of this Company's Common Stock and to retain the shares for a period of at least three years.

(2) Mr. Richards was granted 2,000 performance shares in January 1996. He was granted an additional 750 performance shares in March 1996 as a result of his promotion to President and Chief Operating Officer.


                    1996 Performance Stock Option Plan /(1)/

--------------------------------------------------------------------------------
                                                              Number of
           Name and                                     Performance Contingent
       Principal Position                                Options Awarded /(2)/
--------------------------------------------------------------------------------
    ROGER W. KOBER
    Chairman of the Board
    and Chief Executive Officer                                   76,684

    THOMAS S. RICHARDS
    President and
    Chief Operating Officer                                       48,427

    ROBERT E. SMITH
    Senior Vice President,
    Energy Operations                                             31,785

    J. BURT STOKES
    Senior Vice President,
    Corporate Services and
    Chief Financial Officer                                       31,785

    ROBERT C. MECREDY
    Vice President,
    Nuclear Operations                                            19,171

    All executive officers as a group (10 persons),
    including the above five                                     291,994

    All executive non-officers as a group (13 persons)           195,438
--------------------------------------------------------------------------------

(1) Awards subject to shareholder approval at the annual meeting.
(2) Represents an exercise price of Common Stock at $19.0625/share, with 50% vesting at $25/share, 75% vesting at $30/share and 100% vesting at $35/share.

   Employment Agreements. The Company has entered into change in control agreements for an indefinite term with Messrs. Kober, Richards, Smith and Stokes. The agreements provide that each of the officers that is a party to the agreements is entitled to specified compensation if, within two years after a change in control of the Company (as defined in the agreements), the officer's employment is involuntarily terminated by the Company other than termination for cause (as defined in the agreements) or by reason of death, disability or normal retirement. Involuntary termination also includes the employee's resignation following a change in duties or the employment relationship as defined in the agreements. If an involuntary termination occurs within the two-year covered period, Mr. Kober will receive a lump sum payment equal to three times his annual salary and bonus (final year or final three-year average, whichever is higher), and the other senior officers will receive two times their annual salary and bonus, subject to reduction in order to maximize the after-tax effect to the officer. If Mr. Kober were to reach his normal retirement (age 65) prior to three years following his termination date (two years for the other officers), the lump sum payment would be reduced pro-rata with a minimum payment of one times annual salary and bonus. A payment of one times annual salary and bonus would be payable in the case of voluntary termination during the two-year period with a pro-rata reduction in the payment if termination occurs within one year prior to normal retirement.

   Directors. Directors receive an annual retainer of $18,000, plus $800 for each Board or committee meeting attended. Committee chairmen and Executive and Finance Committee members receive an additional retainer of $2,500 and $1,500, respectively. If a director attends more than one Board or committee meeting on the same day, the fee for each subsequent meeting is $600. Officers of the Company receive no fees for their services as directors. The total amount of compensation paid to directors is comparable to the total compensation paid to directors of similar sized combination electric and gas utility companies.

   The Company has deferral plans under which a director's fees may either be deferred with interest in a cash account or deferred and converted to Common Stock equivalent units which earn dividends equal to dividends declared on the Company's Common Stock. In either case, deferred amounts are paid in cash, in a lump sum or over a period of up to ten years commencing no later than the director's 70th birthday.

   The Company has a Deferred Stock Unit Plan for Non-Employee Directors (the
Plan), which serves to align the directors' financial interests with those of the shareholders. Each director's deferred stock account is based on the amount of the annual retainer, the number of years of Board service and the price of the Company's Common Stock. Under the Plan, each director is credited annually with deferred stock units equal to 75% of the annual retainer. Benefits under the Plan become partially vested after five years of service and are fully vested after ten years. Upon cessation of membership on the Board, deferred amounts will be payable in cash in a lump sum or in up to ten annual installments as determined by each director.

Shareholder Return Comparison

   The following graph compares the cumulative total shareholder return on the Company's Common Stock with the Edison Electric Institute 100 Index of investor-owned electric utilities for the past five years. Total return was calculated assuming investment of $100 on December 31, 1991 and reinvestment of all dividends.

                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG RG&E, EEI 100 INDEX AND S&P 500 STOCK INDEX

Measurement period           RG&E           EEI 100           S&P 500
(Fiscal year Covered)                        Index             Index
                            ------          -------           -------
Measurement PT --
12/31/91                     $100            $100              $100

FYE 12/31/92                 $113            $108              $108
FYE 12/31/93                 $129            $120              $118
FYE 12/31/94                 $111            $106              $120
FYE 12/31/95                 $131            $139              $165
FYE 12/31/96                 $121            $140              $203

Pension Plan Table

   The Company has a non-contributory, tax qualified, defined benefit pension plan, the RG&E Retirement Plan, and an unfunded, non-qualified plan, the RG&E Unfunded Retirement Income Plan. All employees, including executive officers, are eligible to participate in these plans. The annual pension benefit under the plans, taken together, is determined by years of service and annual compensation (salary and bonus). Under the Internal Revenue Code of 1986, the annual benefit payable by the funded plan was limited to $120,000 for 1995. The unfunded plan will provide those benefits which cannot be fully provided by the funded plan. The table below may be used to calculate the approximate annual benefits payable at normal retirement (age 65) under the two plans in specified remuneration and years-of-service classifications. The benefits as shown may be subject to deduction for Social Security benefits under the benefit formula.

    Average                        Retirement Benefits Based on Years of Service (2)
Annual Salary (1)           15           20           25          30        35         40         45
-----------------        --------     -------      -------     -------    -------    -------    -------
    $150,000              70,200       77,700       85,200      92,700    100,200    104,500    108,200
     200,000              94,500      104,500      114,500     124,500    134,500    143,200    148,200
     250,000             118,700      131,200      143,700     156,200    168,700    181,200    188,200
     300,000             143,000      158,000      173,000     188,000    203,000    218,000    228,200
     350,000             167,300      184,800      202,300     219,800    237,300    254,800    268,200
     400,000             191,500      211,500      231,500     251,500    271,500    291,500    308,200
     450,000             215,800      238,300      260,800     283,300    305,800    328,300    348,200
     500,000             240,000      265,100      290,100     315,100    340,100    365,100    388,200
     550,000             264,300      291,900      319,400     346,900    374,400    401,900    428,200

(1) Average annual salary includes base pay (three highest consecutive years) and annual bonus (three highest years) for the last ten years before retirement. The amounts shown in the salary and bonus columns in the Summary Compensation Table (see page 10) constitute qualifying compensation under the plans.

(2) The table is based on Retirement Plan formula pertaining to employees hired prior to December 31, 1975. The actual pension benefit for employees hired after December 31, 1975 will be less than the table amounts. Messrs. Kober, Richards, Smith, Stokes and Mecredy have been credited with 31, 13, 37,
    1 and 25 years of service, respectively, under the plans.

   The RG&E Unfunded Retirement Income Plan will also pay Mr. Kober $292 per month, during retirement to replace retiree life insurance which the Company canceled in 1985. This amount is payable only after retirement and is limited to a total of 120 monthly payments, which will continue to be made to a designated beneficiary or to the estate of a recipient who dies prior to expiration of the 120-month period.

Approval of the 1996 Performance Stock Option Plan

   General. On August 21, 1996, the Board of Directors adopted, subject to shareholder approval, the Rochester Gas and Electric Corporation 1996 Performance Stock Option Plan (the "1996 Stock Option Plan" or the "Plan") which provides for the granting of options to purchase up to 2,000,000 shares of Common Stock to executive officers and other key employees of the Company who occupy responsible managerial or professional positions and have the capability of making a substantial contribution to the success of the Company.

   Set forth below is a summary of the material terms of the Plan, a copy of which may be obtained upon written request to the Corporate Secretary.

   Purpose. The purpose of the 1996 Stock Option Plan is to improve the Company's profitability by providing certain key employees with a greater stake in the Company's success through the granting of options to purchase Common Stock.

   Eligibility. Eligible employees will be selected by the Committee from executive officers and other key employees of the Company who have the capability of making a substantial contribution to the success of the Company. The Committee will select eligible employees who will be awarded options (an "Award" or an "Option") and determine the form and amount of Awards in its sole discretion based on any factors considered relevant by the Committee, including but not limited to the functions and responsibilities of the employee, past and potential contributions to profitability and the value of his or her service to the Company. Initially, the Committee has selected 24 employees to participate in the Plan ("Participants").

   Term of Plan. If approved by the Company's shareholders, the 1996 Stock Option Plan will become effective as of January 22, 1997. The Committee has made Awards to eligible employees, subject to shareholder approval, as of that date. The Committee may continue to make Awards pursuant to the Plan until the last day of the Company's 2006 fiscal year. All Awards made on or prior to such date shall remain in effect until satisfied or terminated in accordance with the Plan.

   Administration of the Plan. The Committee charged with administering the Plan is the Committee on Management, which will consist of no less than two members of the Board of Directors who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee members will be appointed from time to time by the Board and will serve in the sole discretion of the Board. The Committee will have the discretion to designate the executives or class of executives eligible to participate in the Plan, grant Awards, impose limits, conditions and restrictions on any Award and take all other action necessary or desirable in connection with the administration of the Plan, including but not limited to the adoption of rules relating to the Plan. All determinations made by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons. The Committee may delegate all or any part of its authority under the Plan to one or more directors or officers of the Company provided such delegation would not jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

   Issuance of Shares Subject to the Plan. Authorized but unissued shares or treasury shares of Common Stock of the Company, par value $5 per share, will be issued under the Plan in the maximum amount of 2,000,000 shares. Any shares subject to an Award (or portion thereof) which is canceled, terminates, expires or lapses for any reason will be eligible to be the subject of a subse-quent Award. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution or other change in corporate structure of the Company, the Committee will adjust the number and class of securities eligible to be awarded under the Plan, the terms of any outstanding Award and the 2,000,000 cap on the amount of shares available under the Plan in such manner as the Committee shall decide in its sole discretion to be appropriate to prevent the dilution or diminution of Awards.

   Grant of Options. The Committee will, in its sole discretion, subject to the terms and conditions of the Plan, determine which executives and other key employees shall receive Awards and the number of shares subject to each Option so awarded. During any calendar year no Participant shall be granted Options for more then 200,000 shares of Common Stock. Each Award shall be evidenced by an agreement (an "Award Agreement") specifying the number of shares of Common Stock to which the Option so awarded applies, the exercise price, any conditions to exercise of the Option, and any other terms and conditions as the Committee shall determine in its sole discretion.

   Exercise of Options. Options granted under the Plan shall be exercisable during such period or periods as the Committee determines provided that no Option will be exercisable more than ten (10) years after the date the Award of such Option is made. The purchase price per share of Common Stock deliverable upon the exercise of an Option cannot be less than the Fair Market Value of a share of Common Stock on the date the Award is made, as determined by the Committee in accordance with the Plan. Fair Market Value is defined under the Plan to mean, with respect to any given day, the average of the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. Except as summarized below with respect to the death, retirement or Disability of a Participant or a Change in Control, Options shall vest and become exercisable upon such terms as the Committee shall establish, including based on the Company's publicly traded stock price, the passage of time or such other events as the Committee may determine. The Committee may establish installment exercise terms such that Options become exercisable in a series of cumulating portions. Options were granted by the Board of Directors on January 22, 1997 at an exercise price of $19.0625 per share, subject to shareholder approval. These options are vested at 50% at $25 per share, 75% vested at $30 per share and fully vested at $35 per share.

   Payment Upon Exercise of Option. An Option, or portion thereof, may be exercised upon delivery of a written notice of exercise to the Company and payment for the shares of Common Stock being exercised. Payment may be made in cash or check or, if approved by the Committee, upon the delivery of shares of Common Stock of the Company, or a combination of the foregoing, with a value equal to the exercise price for such Option as stated in the Award Agreement. The Committee may impose such limitations and conditions upon tendering Common Stock upon exercise of an Option as it deems appropriate. A Participant shall receive a certificate or certificates evidencing its shares of Common Stock as soon as practicable upon payment of the exercise price. A Participant will not possess the rights and privileges of a shareholder with respect to the shares of Common Stock subject to an Option until such time as payment is made and the shares are issued or transferred to the Participant.

   Termination of Employment. Except as provided below with respect to the death, disability or retirement of a Participant, or a Change of Control of the Company, or as the Committee may otherwise determine, all outstanding Options terminate upon the termination of the Participant's employment.

   Death, Disability, Retirement. If a Participant dies, any Option exercisable on the date of death may be exercised by the Participant's estate or any person who acquires the right to exercise such Options by reason of the death of the Participant within one (1) year after the Participant's death, provided that such exercise occurs within the remaining effective term of the Option. The fact that the Participant may have been terminated prior to his or her death as a result of his or her retirement or a Disability does not affect the Participant's right to exercise any Options, or portion thereof, exercisable on the date of death.

   If a Participant retires at or after age 65 or, in the sole discretion of the Committee, prior to age 65, the Participant (or the Participant's estate or beneficiaries) will have the right to exercise any then exercisable Option within three (3) months (or up to three (3) years in the discretion of the Committee) after the date of the Participant's retirement, provided that such exercise occurs within the remaining effective term of the Option.

   If a Participant's employment terminates as a result of the Participant's Disability, the Participant (or the Participant's estate or beneficiaries) will have the right to exercise any Option exercisable on the date the Participant's Disability arose within three (3) months (or up to one (1) year in the discretion of the Committee) after the date the Participant's Disability arose, provided that such exercise occurs within the remaining effective term of the Option. A "Disability" for purposes of the Plan means a termination of employment by reason of the Participant's becoming permanently and totally disabled. A Participant shall be deemed to have become permanently and totally disabled if (and only if) he or she has become permanently and totally disabled under the long-term disability plan sponsored by the Company.

   Change of Control. In the event of a Change of Control prior to the termination of a Participant's employment by the Company, a Participant's right to purchase 100% of any shares of Common Stock subject to an Option vests in its entirety and remains exercisable for ninety (90) days following the occurrence of such Change in Control. A "Change of Control" is deemed to have occurred for purposes of the Plan upon the occurrence of any one or more of the following events: (i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act but excluding for this purpose the Company or any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, immediately prior to the effectiveness of any reorganization, merger or consolidation of assets of the Company (collectively, a "Business Combination"), constitute the Board (and for purposes of this definition the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to any Business Combination whose election or nomination for election by the Company's shareholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered a member of the Incumbent Board; (iii) approval by the shareholders of the Company of any Business Combination with respect to which persons who were the shareholders of the Company immediately prior to such Business Combination do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company; or (iv) any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of the Plan.

   Restrictions on Share Transfers. The Committee may impose any restrictions on any shares of Common Stock acquired pursuant to exercise of an Option as is necessary to comply with applicable federal securities laws, the requirements of any national securities exchange or any other system on which the Common Stock of the Company is then listed or traded, or any blue sky or other state securities laws.

   Dividend Equivalent Rights. The Committee may, in its sole discretion, grant to any Participant in connection with an Award a right to receive a cash payment upon any exercise of an Option, or portion thereof, equal to the quarterly dividend payment, if any, per share of Common Stock paid by the Company to its shareholders from the date the Option was granted to the date of exercise of the Option (a "DER"). At the Participant's election, any payment to be made with respect to DERs may be offset against the purchase price of shares of Common Stock to be purchased upon exercise of the Option. All DERs terminate upon expiration of the Option to which they relate and the Participant is not entitled to any payment with respect thereto.

   Amendments. The Committee may amend, modify or terminate the Plan for any reason at any time and from time to time in its sole discretion. However, the Plan will not be amended without shareholder approval if shareholder approval is required to maintain the Plan's qualification under Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code. No termination, modification or amendment of the Plan may, without the consent of a Participant, alter or impair the rights or obligations under any Award previously granted to such Participant.

   Withholding Taxes. Whenever the Company issues or transfers shares of Common Stock under the Plan, it has the right to require the Participant to remit to the Company prior to the delivery of any certificate evidencing such shares an amount sufficient to satisfy any federal, state or local withholding tax that may apply with respect to such shares. A Participant may elect in writing on or prior to the date of exercise of the Option to satisfy any obligation to pay withholding tax by delivery of shares of Common Stock to the Company of a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares of Common Stock to be delivered in satisfaction of any withholding requirement shall be determined as of the date that the taxes are required to be withheld. The amount of the withholding requirement payable in stock will be determined by the Committee at the time the Participant's election to pay in shares of Common Stock is made, but will not exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant at such time. Any cash payment to be made under the Plan will be net of an amount sufficient to pay any federal, state or local withholding tax applicable to such payment.

   Miscellaneous. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue in the employment of the Company. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise hypothecated, except by will or the laws of descent and distribution. Awards may be exercised only by a Participant or a Participant's legal representative during the life of the Participant.

   The Plan will become effective upon its approval by the shareholders of the Company. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting will constitute approval of the Plan. Proxies solicited by the Board of Directors will be voted FOR the foregoing proposal unless otherwise indicated.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN

Miscellaneous

   The Company renewed a directors and officers liability insurance policy provided by Associated Electric and Gas Insurance Services Limited (AEGIS) for a one-year term, effective as of January 1, 1997. The policy insures the Company against any obligations it may incur as a result of the indemnification of its directors and officers. The effective cost of the insurance will be zero for 1997 as the Company received a member's continuity credit of $792,365, which fully offset the premium for the policy. In addition, the Company has a policy with Energy Insurance Mutual Limited that provides excess coverage for such insurance. The premium cost was $240,796 for a one-year term, effective as of January 1, 1997. The Company also renewed a fiduciary liability insurance policy carried with AEGIS, effective as of May 1, 1996. The premium cost for this policy was $31,240 for a one-year term.

Independent Public Accountants

   Price Waterhouse, the Company's independent certified public accounting firm since 1958, was recommended by the Audit Committee and approved by the Board of Directors to be the Company's independent accounting firm for the year 1997. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions from shareholders.

Other Matters

   The Board of Directors does not know of any other matters to come before the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their judgment.

   Proxies will be solicited by mail, and Company employees may also solicit proxies by telephone or other electronic means. Morrow & Co. has been retained to assist in soliciting proxies at a fee of $9,000, plus reasonable out-of-pocket expenses. The Company will pay all costs associated with soliciting proxies for the meeting. Proxy material will be mailed to shareholders on or about March 4, 1997.

   In order to be eligible for inclusion in the proxy material for the Company's 1998 annual meeting, any shareholder proposal to take action at such meeting must be received by the Company no later than November 4, 1997.

March 4, 1997

[LOGO OF RG AND E]                                           THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.



Rochester Gas and Electric Corporation's 1997 annual meeting of shareholders will be held at the Rochester Riverside Convention Center on Wednesday, April 16 at 11 a.m. Issues to be decided on at the meeting are listed on the attached proxy form and described in more detail in the proxy statement. To ensure that your shares are voted at the meeting, please complete the form, detach at the perforation and return to the tabulating agent in the enclosed envelope.


                          SHAREHOLDER COMMUNICATIONS

 . RG&E Business and Financial Information. You can access RG&E business and financial information as soon as it is made public by calling our automated investor communications system at (800) 724-8833 or visiting our new Internet site at http://www.rge.com.

 . Shareholder Account Services. Shareholder services representatives are available weekdays from 8 a.m. to 6 p.m. eastern standard time through Boston EquiServe, RG&E's shareholder services agent, at (800) 736-3001.

               Please Complete and Return the Proxy Form Below.

                                  DETACH HERE                              RGE F
    Please mark
[X] votes as in
    this example.

    1. ELECTION OF DIRECTORS
       Nominees for Class II Directors:

       A.E. Dugan, C.I. Plosser, T.S. Richards,
       N.J. Woodhull

                    FOR     WITHHELD
                    [_]       [_]


   [_]
      --------------------------------------
      For all nominees except as noted above


    2. Approval of the 1996            FOR     AGAINST   ABSTAIN
       Performance Stock Option Plan   [_]       [_]       [_]

    3. OTHER MATTERS
       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. As of March 4, 1997 the Board of Directors does not know of any other matters to come before the meeting.


        MARK HERE
      FOR ADDRESS   [_]
       CHANGE AND
      NOTE AT LEFT

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees for directors and FOR the proposal.

    (Please sign exactly as name appears at left)



Signature:                 Date:          Signature:               Date:
          ---------------       ---------           -------------       --------

                                  DETACH HERE                              RGE F

                    ROCHESTER GAS AND ELECTRIC CORPORATION

                89 East Avenue, Rochester, New York 14649-0001

P          This Proxy is Solicited on Behalf of the Board of Directors
R
O
X        The undersigned hereby appoints R.W. Kober, T.S. Richards and D.C.
Y Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the Rochester Gas and Electric Corporation Annual Meeting of Shareholders to be held on April 16, 1997 or any adjournments thereof.



               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                                        ---
                     LISTED NOMINEES AND FOR THE PROPOSAL
                                         ---


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE   [SEE REVERSE SIDE]